Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-196850) of Shell Midstream Partners, L.P. of our report dated June 16, 2014, relating to the financial statements of Mars Oil Pipeline Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 12, 2014